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                                                                      Exhibit 15
                                                                      ----------

                          [LOGO OF SANTA FE PACIFIC]

                               PUBLIC RELATIONS                             NEWS

FOR IMMEDIATE RELEASE                          MEDIA CONTACT: Catherine Westphal
#5                                                                (708) 995-6273
                                                                     Joele Frank
                                                     Abernathy MacGregor Scanlon
                                                                  (212) 371-5999

SANTA FE PACIFIC RESPONDS TO UP

     SCHAUMBURG, ILLINOIS, January 17, 1995 - In response to a letter received from Drew Lewis, chairman of Union Pacific Corporation, Robert D. Krebs, Santa Fe's chairman, president and chief executive officer, issued the following reply to Mr. Lewis:

     Dear Drew:

          We have received your letter dated January 17, 1995. We will submit it to our board of directors, and respond in due course.

                                      Sincerely,
                                      /s/ Rob